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                                                             EXHIBIT NO. 99.1(o)

                               MFS SERIES TRUST X

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                             REDESIGNATION OF SERIES


         Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated January 18, 1995, as amended (the "Declaration"), of MFS Series Trust X, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

1. The series designated as MFS International Growth and Income Fund shall be redesignated as MFS International Investors Trust.



         Pursuant to Section 6.9(h) of the Declaration, this instrument shall be effective upon the execution by a majority of the Trustees of the Trust.


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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 29th day of December, 2000 and further certify, as provided by the provisions of Section 9.3(d) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with the second sentence of Section 9.3(a) of the Declaration.



J. ATWOOD IVES                         ARNOLD D. SCOTT
--------------------------             --------------------
J. Atwood Ives                         Arnold D. Scott
17 West Cedar Street                   20 Rowes Wharf
Boston, MA  02108                      Boston, MA  02110


LAWRENCE T. PERERA
--------------------------             --------------------
Lawrence T. Perera                     Jeffrey L. Shames
18 Marlborough Street                  38 Lake Avenue
Boston, MA  02116                      Newton, MA 02159


WILLIAM J. POORVU                      ELAINE R. SMITH
--------------------------             --------------------
William J. Poorvu                      Elaine R. Smith
975 Memorial Drive                     75 Scotch Pine Road
Cambridge, MA  02138                   Weston, MA  02493


                                       DAVID B. STONE
--------------------------             --------------------
Charles W. Schmidt                     David B. Stone
63 Claypit Hill Road                   282 Beacon Street
Wayland, MA  01778                     Boston, MA  02116